Exhibit 99.1 NEWS RELEASE

January 6, 2020
Noble Midstream Announces President and Chief Operating Officer

Houston, Texas - Noble Midstream Partners LP (NASDAQ: NBLX) (the “Partnership” or “Noble Midstream”) announced that Robin H. Fielder was appointed President and Chief Operating Officer of Noble Midstream and Senior Vice President, Midstream, of Noble Energy, Inc. (NASDAQ: NBL), effective January 13, 2020. She will report to Brent Smolik, the Partnership’s CEO, who is also President and Chief Operating Officer of Noble Energy.
Fielder has nearly 20 years of experience in the oil and gas industry across a wide range of disciplines, including reservoir engineering, upstream and midstream planning, as well as investor relations. She held a variety of positions within Anadarko Petroleum Corporation and Western Midstream Partners LP (NYSE: WES) since beginning her career with Anadarko in 2002, including most recently as President, Chief Executive Officer and Director of WES and Senior Vice President, Midstream and Marketing at Anadarko from 2018 to 2019. In addition, Fielder served as Vice President of Investor Relations at Anadarko from 2016 to 2018, and previously as Midstream Planning Manager, Business General Manager of East Texas and North Louisiana, Worldwide Operations Business Advisor and in various other exploration and operations engineering positions in both the U.S. onshore and the Gulf of Mexico.
Fielder holds a Bachelor of Science in petroleum engineering from Texas A&M University and is a registered Professional Engineer in the state of Texas and a member of the Society of Petroleum Engineers. She currently serves as co-chair for The Woodlands/North Houston chapter of the Greater Houston Women’s Chamber of Commerce, and as a member of the March of Dimes Greater Houston Market Board.
Commenting on the announcement, Noble Midstream’s Chief Executive Officer Brent Smolik said, “We are excited to add Robin to our executive team at Noble Midstream. She has a unique skillset that combines technical, financial, and leadership capabilities that will fit well within our organization. I look forward to working with Robin as we continue to enhance our midstream platform for the benefit of our customers and investors.”
Fielder added, “I am thrilled to be joining the leadership team at Noble Midstream and the greater Noble Energy family. The midstream organization has built strong crude oil, natural gas, and water gathering businesses in both the DJ and Delaware Basins, as well as a complementary long-haul pipeline portfolio. It is an exciting time to join the Partnership, which is moving toward long-term, sustainable free cash flow for unitholders.”

About Noble Midstream Partners LP
Noble Midstream is a growth-oriented master limited partnership formed by Noble Energy, Inc., to own, operate, develop and acquire domestic midstream infrastructure assets. Noble Midstream currently provides crude oil, natural gas, and water-related midstream services in the DJ Basin in Colorado and the Delaware Basin in Texas. For more information, please visit www.nblmidstream.com.

This news release contains certain “forward-looking statements” within the meaning of federal securities law. Words such as “anticipates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, “estimates”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect the Partnership’s current views about future events. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the Partnership’s targeted leverage and distribution growth, its customers’ ability to meet their drilling and development plans, changes in general economic conditions, competitive conditions in the Partnership’s industry, actions taken by third-party operators, gatherers, processors and transporters, the demand for crude oil and natural gas gathering and processing services, the Partnership’s ability to successfully implement its business plan, the Partnership’s ability to complete internal growth projects on time and on budget, the ability of third parties to complete construction of pipelines in which the Partnership holds equity interests on time and on budget, the price and availability of debt and equity financing, the availability and price of crude oil and natural gas to the consumer compared to the price of alternative and competing fuels, and other risks inherent in the Partnership’s business, including those described under “Risk Factors” and “Forward-Looking Statements” in the Partnership’s most recent Annual Report on Form 10-K and in other reports we file with the Securities and Exchange Commission. These reports are also available from the Partnership’s office or website, www.nblmidstream.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Midstream does not assume any obligation to update forward-looking statements should circumstances, management’s estimates, or opinions change.

Contacts:
Tom Christensen
Chief Financial Officer
(832) 639-7524
tom.christensen@nblmidstream.com
Park Carrere
Manager, Investor Relations
(281) 872-3208
park.carrere@nblenergy.com